Sony Group Corporation S-8

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sony Group Corporation (Sony Group Kabushiki Kaisha) of our report dated June 20, 2025 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Sony Group Corporation’s Annual Report on Form 20-F for the year ended March 31, 2025.

Tokyo, Japan

November 21, 2025